Exhibit 10.24
CANADA — AB, BC, MB, ON, SK
SUBSCRIPTION AGREEMENT FOR FLOW-THROUGH SHARES
INSTRUCTIONS: To properly complete this Subscription Agreement:
(1)	All subscribers must complete all boxes on this face page and page 2 to this face page and sign this face page.

(2)	All subscribers must complete and sign Exhibit 1.

(3)	If the subscriber is a fully managed account, please complete the “Name of Subscriber” below in the following format: “Account _____ by [insert name of adviser, trust company or trust corporation]”.

(4)
All completed documents should be returned to TD Securities Inc., 77 King Street West, Toronto, Ontario M5K 1A5 Attention: Mary Ziotas; Telephone (416) 308-3770; Fax (416) 308-1335; E-mail — mary.ziotas@tdsecurites.com, no later than March 2, 2007.

This agreement is comprised of 12 pages (not including Exhibit 1).

TO:	Oilsands Quest Inc. (the “Corporation”)

AND TO:	Oilsands Quest Sask Inc. (“OQSI”)

AND TO:	TD Securities Inc., CIBC World Markets Inc., J.F. Mackie & Company Ltd., Genuity Capital Markets and Peters & Co. Limited (collectively, the “Underwriters”)
The undersigned (hereinafter referred to as the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase the number of common shares of the Corporation to be issued on a “flow-through” basis pursuant to the Income Tax Act (Canada) (“Flow-Through Shares”) set forth below for the aggregate subscription price set forth below (the “Aggregate Flow-Through Subscription Price”), representing a subscription price of $5.64 per Flow-Through Share, upon and subject to the adjustments, terms and conditions set forth in “Terms and Conditions of Subscription for Flow-Through Shares of Oilsands Quest Inc.” attached hereto (together with the face pages and Exhibit 1 hereto, the “Subscription Agreement”).

(Name of Subscriber — please print)

By:

(Authorized Signature)

(Official Capacity or Title — please print)

(Please print name of individual whose signature appears above if different than the name of the subscriber printed above.)

(Subscriber’s Address)

(Telephone Number)	(E-Mail Address)

(Social Insurance Number, Federal Corporate Tax Account Number or Tax Shelter ID Number)
Register the Flow-Through Shares as set forth below:

(Name)

(Account reference, if applicable)

(Address)

Number of Flow-Through Shares:
Aggregate Flow-Through Subscription Price:
If the Subscriber is signing as agent for a principal pursuant to paragraph 6(e), complete the following and ensure that Exhibit 1 is completed in respect of each such principal:

(Name of Principal)

(Principal’s Address)

(Principal’s Social Insurance Number, Federal Corporate Tax Account Number or Tax Shelter ID Number)

Deliver the Flow-Through Shares as set forth below:

(Name)

(Account reference, if applicable)

(Contact Name)

(Address)

(SUBSCRIBERS MUST ALSO COMPLETE THE SECOND PAGE OF THIS FACE PAGE)

-2-	CANADA — AB, BC, MB, ON, SK
Subscriber’s Present Holdings:
The Subscriber represents that securities of the Corporation presently owned (beneficially, directly or indirectly) by the Subscriber are as follows (please indicate “nil” if you do not currently own any securities of the Corporation):

Type of Securities Presently Owned	Number or Amount

ACCEPTANCE: The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement and the Corporation represents and warrants to the Subscriber that the representations and warranties made by the Corporation to the Underwriters in the Underwriting Agreement (as defined herein) are true and correct in all material respects as of the Closing Date (as defined herein) (save and except as waived by the Underwriters) and that the Subscriber is entitled to rely thereon.

, 2007

OILSANDS QUEST INC.	Subscription No:

By:

ACCEPTANCE: OQSI hereby agrees to be bound by the joint and several indemnification provisions set forth in paragraph 9(g) of this Subscription Agreement and OQSI represents and warrants to the Subscriber that the representations and warranties made by OQSI to the Underwriters in the Underwriting Agreement are true and correct in all material respects as of the Closing Date (save and except as waived by the Underwriters) and that the Subscriber is entitled to rely thereon.

, 2007

OILSANDS QUEST SASK INC.

By:

-3-	CANADA — AB, BC, MB, ON, SK
TERMS AND CONDITIONS OF SUBSCRIPTION FOR
FLOW-THROUGH SHARES OF OILSANDS QUEST INC.
Terms of the Offering
1.
The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that this subscription is subject to rejection or allotment by the Corporation in whole or in part and is effective only upon acceptance by the Corporation. If this subscription is rejected or allotted in whole or in part, the Subscriber acknowledges that the unused portion of the Aggregate Flow-Through Subscription Price will be promptly returned to the Subscriber without interest or deduction.

2.
The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that the Flow-Through Shares subscribed for by it hereunder form part of a larger issuance and sale by the Corporation of 5,320,000 Flow-Through Shares at a subscription price of $5.64 per Flow-Through Share (subject to adjustment as provided in paragraph 4 hereof) for aggregate gross proceeds of $30,004,800 (the “Offering”).

3.
The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that the gross proceeds of the Offering will be used by the Corporation immediately after the Closing Date (as hereinafter defined) to subscribe for common shares of OQSI issued on a flow-through basis and OQSI will renounce to the Corporation an amount of Qualifying Expenditures (as hereinafter defined) equal to the Commitment Amount (as hereinafter defined).

4.
The Corporation will use commercially reasonable efforts to cause the Flow-Through Shares to be included in a shelf registration statement (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the resale of the Flow-Through Shares in the United States within 60 days of the Closing Date (as defined herein). If the Corporation does not file the Registration Statement with the SEC on or before 5:00 p.m. (Calgary time) on the sixtieth day following the Closing Date (the “Adjustment Date”) then at 5:01 p.m. (Calgary time) on the Adjustment Date, the subscription price per Flow-Through Share will be reduced to $5.13 per Flow-Through Share, and such reduction in price shall be satisfied by the Corporation forthwith issuing to the Subscriber 0.1 of a Flow-Through Share for each Flow-Through Share subscribed for by the Subscriber pursuant to the terms of this Subscription Agreement and certificates representing such Flow-Through Shares will be registered and delivered as specified on the face page of this Subscription Agreement. In no event shall fractional Flow-Through Shares be issued in connection with the adjustment referred to in this paragraph 4 or payment made in lieu thereof. All fractional Flow-Through Shares shall be rounded down to the nearest whole number of Flow-Through Shares.

5.
The Corporation will use its commercially reasonable efforts to cause: (i) the shelf registration statement to be declared effective as soon as practicable, but no later than six months from the Closing Time (as hereinafter defined); and (ii) the shelf registration statement to remain effective, subject to reasonable blackout periods, until the date that is 1 year following the Closing Date.

Representations, Warranties and Covenants by Subscriber
6.
The Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) represents, warrants and covenants to the Corporation, OQSI and the Underwriters and their respective counsel (and acknowledges that the Corporation, OQSI and the Underwriters, and their respective counsel, are relying thereon) both at the date hereof and at the Closing Time (as defined herein) that:

(a)
it has been independently advised as to restrictions with respect to trading in the Flow-Through Shares imposed by applicable securities laws, confirms that no representation (written or oral) has been made to it by or on behalf of the Corporation, OQSI or the Underwriters with respect thereto, acknowledges that it is aware of the characteristics of the Flow-Through Shares and the risks relating to an investment therein and of the fact that it may not be able to resell the Flow-Through Shares except in accordance with limited exemptions under applicable securities legislation until expiry of the applicable hold period or restricted period and compliance with the other requirements of applicable law, and it agrees that any certificates representing the Flow-Through Shares will bear a legend indicating that the resale of such Flow-Through Shares is restricted;

-4-	CANADA — AB, BC, MB, ON, SK
(b)
it has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, any prospectus, sales or advertising literature, or any other document (other than an annual report, annual information form, interim report, information circular or any other continuous disclosure document, other than an offering memorandum, the content of which is prescribed by statute or regulation) describing or purporting to describe the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective purchasers in order to assist it in making an investment decision in respect of the Flow-Through Shares; and

(c)
it has not become aware of any advertisement in printed media of general and regular paid circulation (or other printed public media), radio, television or telecommunications or other form of advertisement (including electronic display) with respect to the distribution of the Flow-Through Shares; and

(d)
unless it is purchasing under paragraph 6(e) or (f), it is purchasing the Flow-Through Shares as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Flow-Through Shares, it is resident in or otherwise subject to applicable securities laws of the jurisdiction set out as the “Subscriber’s Address” on the face page hereof and it is an “accredited investor”, as such term is defined in National Instrument 45-106 — “Prospectus and Registration Exemptions” (“NI 45-106”) promulgated under the securities legislation of all of the provinces of Canada (other than Quebec), it was not created or used solely to purchase or hold securities as an “accredited investor” as described in paragraph (m) of the definition of “accredited investor” in NI 45-106 and has concurrently executed and delivered a Representation Letter in the form attached as Exhibit 1 to this Subscription Agreement and has initialed in Appendix “A” thereto indicating that the Subscriber satisfies (and will satisfy at the Closing Time) one of the categories of “accredited investor” set forth in such definition; and

(e)
if it is purchasing the Flow-Through Shares and is acting as agent for one or more disclosed principals, each of such principals is purchasing as principal for its own account, not for the benefit of any other person, for investment only, and not with a view to the resale or distribution of all or any of the Flow-Through Shares, and

(i)
each of such principals complies with paragraph 6(d) hereof and the Subscriber acknowledges the Corporation is required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser of Flow-Through Shares for whom it may be acting, it is resident in the jurisdiction set out as the “Subscriber’s Address” and each beneficial purchaser is resident in the jurisdiction set out as the “Principal’s Address”; and

(ii)
if it is not an individual, it pre-existed the offering of the Flow-Through Shares and has a bona fide business purpose other than the investment in the Flow-Through Shares and was not created, formed or established solely or primarily to acquire securities, or to permit purchases of securities without a prospectus, in reliance on an exemption from the prospectus requirements of applicable securities legislation; and

(f)
if it is a resident of or otherwise subject to applicable securities laws of any jurisdiction other than the Provinces of Alberta, British Columbia, Manitoba, Ontario or Saskatchewan, it is resident in the jurisdiction set out as the “Subscriber’s address”, it is an “accredited investor” as such term is defined in NI 45-106 and has concurrently executed and delivered a Representation Letter in the form attached as Exhibit 1 to this Subscription Agreement and has initialed in Appendix “A” thereto indicating that the Subscriber satisfies (and will satisfy at the Closing Time) one of the categories of “accredited investor” set forth in such definition and, it, or any beneficial purchaser for whom it is acting, complies with the requirements of all applicable securities legislation in the jurisdiction of its residence and will provide such evidence of compliance with all such matters as the Corporation, OQSI or the Underwriters may request; and

(g)	if it is resident in Alberta, British Columbia, Manitoba, Ontario or Saskatchewan and it is one of the following and the Subscriber has so indicated by initialling the applicable paragraph:

(I)	an employee, “executive officer”, “director” or “consultant” (as such terms are defined in National Instrument 45-106 and reproduced in Appendix A to Exhibit 1 of this Subscription Agreement) of the Corporation and participation in the trade is “voluntary”, meaning it is not induced to participate in the trade by expectation of employment or continued employment with, appointment or continued appointment with, or engagement to provide services or continued engagement to provide services to, as applicable, the Corporation; or

-5-	CANADA — AB, BC, MB, ON, SK

(II)	an employee, “executive officer”, “director” or “consultant” of a “related entity” (as such term is defined in National Instrument 45-106 and reproduced in Appendix A to Exhibit 1 of this Subscription Agreement) of the Corporation and participation in the trade is voluntary (as defined above); or

(III)	a “permitted assign” (as such term is defined in National Instrument 45-106 and reproduced in Appendix A to Exhibit 1 of this Subscription Agreement) of a person referred to in paragraphs (I) or (II) and participation in the trade is voluntary (as defined above); and
(h)	it is purchasing the Flow-Through Shares pursuant to paragraph 6(d), (e), (f) or (g), and:
(i)
the Flow-Through Shares have not been offered to the Subscriber in the United States and the Subscriber and the individuals making the order to purchase the Flow-Through Shares and executing and delivering this Subscription Agreement on behalf of the Subscriber were not in the United States when the order was placed and this Subscription Agreement was executed and delivered; and

(ii)
it is not a U.S. person (a “U.S. Person”) (as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States and any partnership or corporation if organized or incorporated under the laws of any foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the U.S. Securities Act, unless it is organized or incorporated and owned by “accredited investors” (as such term is defined in Rule 501(a) of Regulation D under the U.S. Securities Act) who are not natural persons, estates or trusts) and is not purchasing the Flow-Through Shares on behalf of, or for the account or benefit of, a person in the United States or a U.S. Person; and

(i)
it is aware that the Flow-Through Shares have not been and will not be registered under the U.S. Securities Act or the securities laws of any state and that these securities are not being offered or sold in the United States, it understands that the Flow-Through Shares are “restricted securities” as defined in Rule 144 under the U.S. Securities Act and agrees that if it decides to offer, sell or otherwise transfer the Flow-Through Shares, such shares may only be offered, sold or otherwise transferred in accordance with the provisions of Regulation S under the U.S. Securities Act, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act and applicable State securities laws and it agrees not to engage in hedging transactions with regard to the Flow-Through Shares unless in compliance with the U.S. Securities Act; and it acknowledges that the certificates representing the Flow-Through Shares (and all certificates issued in exchange therfor or in substitution thereof) will bear a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act and applicable State securities laws, and that hedging transactions involving the securities may not be conducted unless in compliance with the U.S. Securities Act, until such time as such legend is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws; and

-6-	CANADA — AB, BC, MB, ON, SK
(j)	it acknowledges that:
(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Flow-Through Shares; and

(ii)	there is no government or other insurance covering the Flow-Through Shares; and

(iii)	there are risks associated with the purchase of the Flow-Through Shares; and

(iv)
there are restrictions on the Subscriber’s ability to resell the Flow-Through Shares and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Flow-Through Shares; and

(v)
the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person or company registered to sell securities under the Securities Act (Alberta) and other applicable securities laws and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (Alberta) and other applicable securities laws, including statutory rights of rescission or damages, will not be available to the Subscriber; and

(k)
if a corporation, partnership, unincorporated association or other entity, it has the power, authority and legal capacity to enter into and be bound by this Subscription Agreement and take all action pursuant hereto and further certifies that all necessary approvals of directors, shareholders or otherwise have been given and obtained; and

(l)	if an individual, it is of the full age of majority and is legally competent to execute and deliver this Subscription Agreement and take all action pursuant hereto; and
(m)
the entering into of this Subscription Agreement and the completion of the transactions contemplated hereby will not result in a violation of any of the terms or provisions of any law applicable to the Subscriber, or if the Subscriber is not a natural person, any of the Subscriber’s constating documents, or any agreement to which the Subscriber is a party or by which it is bound; and

(n)	if the Subscriber is a body corporate, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation; and
(o)	this Subscription Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber; and
(p)
in the case of a subscription by it for Flow-Through Shares acting as agent for a disclosed principal, it is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of such principal and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid and binding agreement of, such principal; and

(q)
it has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and is able to bear the economic risk of loss of its investments or, where it is not purchasing as principal, each beneficial purchaser is able to bear the economic risk of loss of its investment; and

(r)
the Subscriber confirms that neither the Corporation, OQSI, the Underwriters nor any of their representative directors, employees, officers or affiliates, have made any representations (written or oral) to the Subscriber: (i) regarding the future value of the Flow-Through Shares; (ii) that any person will resell or repurchase the Flow-Through Shares; or (iii) that any person will refund the purchase price of the Flow-Through Shares other than as provided in this Subscription Agreement; and

-7-	CANADA — AB, BC, MB, ON, SK
(s)
except for the representations and warranties made by the Corporation to the Underwriters in the Underwriting Agreement, it has relied solely upon publicly available information relating to the Corporation and not upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation, OQSI or the Underwriters, such publicly available information having been delivered to the Subscriber without independent investigation or verification by the Underwriters, and agrees that the Underwriters and the counsel to the Underwriters assume no responsibility or liability of any nature whatsoever for the accuracy, adequacy or completeness of the publicly available information or as to whether all information concerning the Corporation required to be disclosed by the Corporation has been generally disclosed and acknowledges that the Corporation’s counsel, OQSI’s counsel and the counsel to the Underwriters are acting as counsel to the Corporation, OQSI and the Underwriters respectively, and not as counsel to the Subscriber; and

(t)
it understands that the Flow-Through Shares are being offered for sale only on a “private placement” basis and that the sale and delivery of the Flow-Through Shares is conditional upon such sale being exempt from the requirements under applicable securities laws as to the filing of a prospectus or delivery of an offering memorandum or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum and, as a consequence (i) it is restricted from using most of the civil remedies available under securities legislation; (ii) it may not receive information that would otherwise be required to be provided to it under securities legislation; and (iii) the Corporation is relieved from certain obligations that would otherwise apply under securities legislation; and

(u)
if required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing such reports, undertakings and other documents with respect to the issue of the Flow-Through Shares (including, without limitation, a Representation Letter in the form attached as Exhibit 1); and

(v)
it undertakes and agrees that it will not offer or sell the Flow-Through Shares in the United States unless such securities are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available; and

(w)	it will not resell the Flow-Through Shares except in accordance with the provisions of applicable securities legislation and stock exchange rules; and
(x)	the acquisition of the Flow-Through Shares hereunder by the Subscriber will not result in the Subscriber becoming a “control person”, as defined under applicable securities laws; and
(y)	the Subscriber does not act jointly or in concert with any other person or company for the purposes of acquiring securities of the Corporation; and
(z)	the Subscriber acknowledges that the Corporation may complete additional equity financings in the future which may have a dilutive effect on the Subscriber’s shareholdings in the Corporation; and
(aa)
the funds representing the Aggregate Flow-Through Subscription Price which will be advanced by the Subscriber hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the Subscriber acknowledges that the Corporation or the Underwriters may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and to the best of the Subscriber’s knowledge (i) none of the subscription funds to be provided by the Subscriber (A) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or any other jurisdiction, or (B) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (ii) it shall promptly notify the Corporation and the Underwriters if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation and the Underwriters with appropriate information in connection therewith; and

-8-	CANADA — AB, BC, MB, ON, SK
(bb)
it acknowledges that this Subscription Agreement and the Exhibit hereto require the Subscriber (or any beneficial purchaser for whom the Subscriber is contracting) to provide certain personal information to the Corporation and the Underwriters. Such information is being collected by the Corporation, OQSI and the Underwriters for the purposes of completing the offering of Flow-Through Shares, which includes, without limitation, determining the Subscriber’s (or any beneficial purchaser for whom the Subscriber is contracting) eligibility to purchase the Flow-Through Shares under applicable securities legislation, preparing and registering any certificates representing Flow-Through Shares to be issued to the Subscriber and completing filings required by any stock exchange or securities regulatory authority or by the Canada Revenue Agency (the “CRA”). The Subscriber’s (or any beneficial purchaser for whom the Subscriber is contracting) personal information may be disclosed by the Corporation, OQSI or the Underwriters to: (a) stock exchanges or securities regulatory authorities or the CRA, (b) the Corporation’s registrar and transfer agent, and (c) any of the other parties involved in the offering, including legal counsel to the Corporation, OQSI and the Underwriters. By executing this Subscription Agreement, the Subscriber (or any beneficial purchaser for whom the Subscriber is contracting) consents to the foregoing collection, use and disclosure of the Subscriber’s (or any beneficial purchaser for whom the Subscriber is contracting) personal information. The Subscriber (or any beneficial purchaser for whom the Subscriber is contracting) also consents to the filing of copies or originals of any of the Subscriber’s (or any beneficial purchaser for whom the Subscriber is contracting) documents described in Section 11 below as may be required to be filed with any stock exchange or securities regulatory authority or the CRA in connection with the transactions contemplated hereby. Without limiting the generality of the foregoing, the Subscriber (or any beneficial purchaser for whom the Subscriber is contracting) (if resident in the Province of Ontario) further acknowledges that: (a) the Corporation will deliver to the Ontario Securities Commission (the “OSC”) the Subscriber’s (or any beneficial purchaser for whom the Subscriber is contracting) full name, residential address and telephone number, the number of Flow-Through Shares purchased by the Subscriber (or any beneficial purchaser for whom the Subscriber is contracting) hereunder, the total purchase price paid by the Subscriber (or any beneficial purchaser for whom the Subscriber is contracting) hereunder, the exemption under applicable securities laws relied upon in respect of the Subscriber’s (or any beneficial purchaser for whom the Subscriber is contracting) purchase of Flow-Through Shares hereunder and the date the Flow-Through Shares subscribed for hereunder were distributed to the Subscriber (or any beneficial purchaser for whom the Subscriber is contracting); (b) the information set forth in (a) immediately above is being collected indirectly by the OSC under the authority granted to it under securities legislation for the purposes of the administration and enforcement of the securities legislation of Ontario; and (c) the title, business address and telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is as follows: Administrative Assistant to the Director of Corporate Finance, Suite 1903, Box 5520 Queen Street West, Toronto, Ontario, M5H 3S8, Telephone (416) 593-8086. The Subscriber (or any beneficial purchaser for whom the Subscriber is contracting) (if resident in the Province of Ontario) hereby authorizes the indirect collection of the information set forth in (a) immediately above by the OSC; and

(cc)
the Subscriber acknowledges that it has been encouraged to obtain independent legal, income tax and investment advice with respect to its subscription for the Flow-Through Shares and accordingly, has had the opportunity to acquire an understanding of the meanings of all terms contained herein relevant to the Subscriber for purposes of giving representations, warranties and covenants under this Subscription Agreement.

Matters Relating to the Flow-Through Shares
7.	In addition to other terms defined herein, for the purposes of paragraphs 7, 8, 9 and 10 hereof, the following words and phrases have the following meanings:
(a)	“Act” means the Income Tax Act (Canada), together with any and all regulations promulgated thereunder, as amended from time to time;
(b)
“Canadian Exploration Expense(s)” or “CEE” means Canadian exploration expense described in paragraphs (a), (d) or (f) of the definition of “Canadian exploration expense” in subsection 66.1(6) of the Act or that would be described in paragraph (h) of such definition if the reference therein to “paragraphs (a) to (d) and (f) to (g.1)” were a reference to “paragraphs (a), (d) or (f)”, excluding amounts which are prescribed to constitute “Canadian exploration and development overhead expense” under the Act, the amount of any assistance described in paragraph 66(12.6)(a) of the Act and any expense described in paragraph 66(12.6)(b.1) of the Act;

-9-	CANADA — AB, BC, MB, ON, SK
(c)	“Commitment Amount” means the Aggregate Flow-Through Subscription Price indicated on the face-page of this Subscription Agreement;
(d)
“Expenditure Period” means the period commencing on the date of acceptance by the Corporation of this Subscription Agreement and ending on the earlier of the date on which the Commitment Amount has been fully expended in accordance with the terms hereof, and December 31, 2008;

(e)	“Principal Business Corporation” means a principal-business corporation as defined in subsection 66(15) of the Act; and
(f)	“Qualifying Expenditures” means expenses that are CEE on the date that they are incurred or are deemed to be incurred.
8.
The Corporation hereby represents and warrants to the Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) and acknowledges that the Subscriber is relying thereon that:

(a)
the Corporation has the full corporate right, power and authority to enter into this Subscription Agreement, to issue the Flow-Through Shares and to incur and renounce to the Subscriber Qualifying Expenditures in an amount equal to the Commitment Amount; and

(b)
as at the date hereof, the Corporation has no reason to believe that it will be unable to incur Qualifying Expenditures during the Expenditure Period in an amount equal to the Commitment Amount, that it will be unable to renounce to the Subscriber effective on or before December 31, 2007 Qualifying Expenditures in an amount equal to the Commitment Amount or to expect any reduction of such amount by virtue of subsection 66(12.73) of the Act; and

(c)
the incurring and renunciation of Qualifying Expenditures to the Subscriber pursuant hereto, does not and will not constitute a breach of or default under the constating documents of the Corporation or any law, regulation, order or ruling applicable to the Corporation or any agreement, contract or indenture to which the Corporation is a party or by which it is bound; and

(d)	the Corporation is, and at all material times will be, a Principal Business Corporation; and
(e)
upon issuance pursuant to the provisions hereof, the Flow-Through Shares will be “flow-through shares” as defined in subsection 66(15) of the Act and will not constitute “prescribed shares” for the purpose of Regulation 6202.1 of the Act assuming that there are no agreements, arrangements, obligations or undertakings as contemplated by such provisions in respect of the Flow-Through Shares to which, or in respect of which, the Corporation is not a party and in respect of which the Corporation has no knowledge; and

(f)	the Corporation is related to OQSI within the meaning of the Act, and will be related to OQSI at all times during the Expenditure Period.
9.	The Corporation covenants and agrees with the Subscriber:
(a)
to keep proper books, records and accounts, including books, records and accounts of all Qualifying Expenditures and all transactions affecting the Commitment Amount and the Qualifying Expenditures, and, in the event the Canada Revenue Agency denies or proposes to deny the deduction of Qualifying Expenditures renounced to the Subscriber hereunder and upon reasonable notice and on a reasonable basis, to make such books, records and accounts available for inspection and review by or on behalf of the Subscriber at the Subscriber’s expense for the sole purpose of responding to the demand or proposal of the Canada Revenue Agency; and

(b)
to incur (or be deemed to incur pursuant to subsection 66(12.61) of the Act), during the Expenditure Period, Qualifying Expenditures in such amount as enables the Corporation to renounce to the Subscriber, Qualifying Expenditures in an amount equal to the Commitment Amount effective on or before December 31, 2007; and

-10-	CANADA — AB, BC, MB, ON, SK
(c)
to renounce to the Subscriber, effective on or before December 31, 2007, Qualifying Expenditures incurred (or deemed to be incurred) during the Expenditure Period as required under the Act in an amount equal to the Commitment Amount; and

(d)
to deliver to the Subscriber within the time periods required by the Act, and in any event not later than March 31, 2008, a statement setting forth the aggregate amounts of such Qualifying Expenditures renounced to the Subscriber; and

(e)
that all Qualifying Expenditures renounced to the Subscriber pursuant to this Subscription Agreement will be Qualifying Expenditures incurred by the Corporation that, but for the renunciation to the Subscriber, the Corporation would be entitled to deduct in computing its income for the purposes of Part I of the Act; and

(f)	that, subject to the requirements of subsection 66(12.73) of the Act, the Corporation will not reduce the amount renounced to the Subscriber hereunder; and
(g)
in the event the amount renounced to the Subscriber hereunder is reduced pursuant to subsection 66(12.73) of the Act (except as a result of any amendment to the Act) or if the Corporation fails to renounce Qualifying Expenditures to the Subscriber in an amount or amounts which in aggregate are equal to the Commitment Amount and with an effective date or dates of not later than December 31, 2007, the Corporation and OQSI shall jointly and severally indemnify the Subscriber and pay in settlement thereof to the Subscriber an amount equal to the amount of any tax payable under the Act (and under any corresponding provincial tax legislation) by the Subscriber as a consequence of such failure to renounce or such reduction, as the case may be, by the later of April 15, 2008 and the date on which the amount of tax so payable by the Subscriber is determined; and

(h)	that the Corporation will maintain its status as a Principal Business Corporation throughout the Expenditure Period; and
(i)
to file all prescribed forms required under the Act or any corresponding provincial tax legislation with respect to the issuance of the shares as “flow-through shares” as defined in subsection 66(15) of the Act or that are necessary to renounce Qualifying Expenditures equal to the Commitment Amount to the Subscriber effective on or before December 31, 2007 and to provide the Subscriber with a copy of all such forms as are required to be provided thereto, all on a timely basis; and

(j)
that the Corporation will not be subject to the provisions of subsection 66(12.67) of the Act in a manner which impairs its ability to renounce Qualifying Expenditures to the Subscriber in an amount equal to the Commitment Amount; and

(k)
that the Corporation has not and will not enter into transactions, take deductions or make any tax elections or designations which would otherwise reduce its cumulative Qualifying Expenditures to an extent which would preclude a renunciation of Qualifying Expenditures hereunder in an amount equal to the Commitment Amount effective on or before December 31, 2007; and

(l)
that in the event that the Corporation cannot renounce to Subscribers Qualifying Expenditures equal to 100% of the Commitment Amount, the Corporation shall renounce such lesser amount as is permitted and, to the extent the Corporation has incurred expenses which are capable of renunciation, but which are not Qualifying Expenditures, the Corporation shall, if agreed to by the Subscriber, renounce such expenses to the Subscriber, without any prejudice to any other rights the Subscriber may have under this Subscription Agreement.

10.	The Subscriber covenants, agrees and represents and warrants to the Corporation that:
(a)
neither the Subscriber, nor the beneficial purchaser, as the case may be, has or will knowingly enter into any agreement or arrangement which will cause the Flow-Through Shares to be or become “prescribed shares” for purposes of the Act; and

-11-	CANADA — AB, BC, MB, ON, SK
(b)
it (and each beneficial purchaser for whom it is acting) deals at arm’s length with the Corporation within the meaning of the Act and will continue to deal at arm’s length with the Corporation to and including January 1, 2009.

Closing
11.
The Subscriber agrees to deliver to TD Securities Inc., 77 King Street West, Toronto, Ontario M5K 1A2 Attention: Mary Ziotas, not later than 4:00 p.m. (Calgary time) on March 2, 2007: (a) this duly completed and executed Subscription Agreement; (b) a fully executed and completed Representation Letter in the form of Exhibit 1; and (c) a certified cheque or bank draft payable to TD Securities Inc. for the Aggregate Flow-Through Subscription Price or payment of the same amount in such other manner as is acceptable to the Underwriters.

12.
The sale of the Flow-Through Shares pursuant to this Subscription Agreement will be completed at the offices of Macleod Dixon LLP, the Corporation’s counsel, in Calgary, Alberta at 10:00 a.m. (Calgary time) or such other time as the Corporation, OQSI and the Underwriters may agree (the “Closing Time”) on March 6, 2007 or such other date as the Corporation, OQSI and the Underwriters may agree (the “Closing Date”). At the Closing Time, the Underwriters shall deliver to the Corporation all completed subscription agreements, including this Subscription Agreement, and the aggregate subscription amount against delivery by the Corporation of the certificates representing the Flow-Through Shares.

13.
The Corporation, OQSI and the Underwriters shall be entitled to rely on delivery of a facsimile copy of executed subscriptions, and acceptance by the Corporation of such facsimile subscriptions shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof. In addition, this Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

General
14.
The Subscriber agrees that the representations, warranties and covenants of the Subscriber herein will be true and correct both as of the execution of this Subscription Agreement and as of the Closing Time and will survive the completion of the issuance of the Flow-Through Shares. The representations, warranties and covenants of the Subscriber herein are made with the intent that they be relied upon by the Corporation, OQSI and the Underwriters and their respective counsel in determining the eligibility of a purchaser of Flow-Through Shares and the Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) agrees to indemnify and hold harmless the Corporation, OQSI and the Underwriters and their respective affiliates, shareholders, directors, officers, partners, employees, legal counsel and agents, from and against all losses, claims, costs, expenses and damages or liabilities whatsoever which any of them may suffer or incur which are caused or arise from a breach thereof. The Subscriber undertakes to immediately notify the Corporation at Oilsands Quest Inc., Suite 205, 707 — 7 Avenue S.W., Calgary, Alberta, Canada T2P 3H6, Attention: Karim Hirji (Fax Number: (403) 263-9812) and the Underwriters at TD Securities Inc., 77 King Street West, Toronto, Ontario M5K 1A2, Attention: Mary Ziotas (Fax Number: (416) 308-1335), of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time.

15.
The Subscriber acknowledges that the Underwriters have agreed to offer the Flow-Through Shares on a “private placement” basis and, in connection therewith, the Corporation, OQSI and the Underwriters have entered into, or will enter into prior to the Closing Date, an agreement (the “Underwriting Agreement”) pursuant to which the Underwriters, in connection with the issue and sale of the Flow-Through Shares, will receive from the Corporation a commission on the gross proceeds of the Offering of 5.0%. The Subscriber hereby irrevocably authorizes TD Securities Inc. to: (a) act as its representative at the closing and to execute in its name and on its behalf all closing receipts and documents required; (b) complete or correct any errors or omissions in any form or document, including this Subscription Agreement, provided by the Subscriber; (c) receive on its behalf certificates representing the Flow-Through Shares purchased under this Subscription Agreement; (d) approve any opinions, certificates or other documents addressed to the Subscriber; (e) waive, in whole or in part, any representations, warranties, covenants or conditions for the benefit of the Subscriber and contained in the Underwriting Agreement; and (f) exercise any rights of termination contained in the Underwriting Agreement.

-12-	CANADA — AB, BC, MB, ON, SK
16.
The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Flow-Through Shares by the Subscriber shall be borne by the Subscriber.

17.
By acceptance of this Subscription Agreement, the Corporation agrees that the Subscriber is directly entitled to the benefit of all representations and warranties of the Corporation made by the Corporation to the Underwriters in the Underwriting Agreement.

18.
By acceptance of this Subscription Agreement, OQSI agrees that the Subscriber is directly entitled to the benefit of all representations and warranties of OQSI made by OQSI to the Underwriters in the Underwriting Agreement.

19.	The obligations of the parties hereunder are subject to all required regulatory approvals being obtained.
20.
The Subscriber acknowledges that it has consented to and requested that all documents evidencing or relating in any way to the sale of the Flow-Through Shares be drawn up in the English language only. Le soussigné reconnaît par les présentes avoir consenti et exigé que tous les documents faisant foi ou se repportant de quelque manière à la vente de ces actions soient rédigés en anglais seulement.

21.
The contract arising out of this Subscription Agreement and all documents relating thereto shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein. The parties irrevocably attorn to the exclusive jurisdiction of the courts of the Province of Alberta. Time shall be of the essence hereof.

22.
This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

23.
The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Subscriber and the Corporation and their respective heirs, executors, administrators, successors and assigns; provided that, except for the assignment by a Subscriber who is acting as nominee or agent to the beneficial owner and as otherwise herein provided, this Subscription Agreement shall not be assignable by any party without prior written consent of the other parties.

24.
The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, agrees that this subscription is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder.

25.
Subject to Section 15, neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

26.	The invalidity, illegality or unenforceability of any provision of this Subscription Agreement shall not affect the validity, legality or enforceability of any other provision hereof.
27.
The headings used in this Subscription Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Subscription Agreement or any provision hereof.

28.
The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby. In this Subscription Agreement (including attachments), references to “$” are to Canadian dollars.

CANADA — AB, BC, MB, ON, SK
EXHIBIT 1
REPRESENTATION LETTER

TO:	Oilsands Quest Inc. (the “Corporation”)

AND TO:	Oilsands Quest Sask Inc. (“OQSI”)

AND TO:	TD Securities Inc., CIBC World Markets Inc., J.F. Mackie & Company Ltd., Genuity Capital Markets and Peters & Co. Limited (collectively, the “Underwriters”)
In connection with the purchase of common shares of the Corporation to be issued on a “flow-through” basis (“Flow-Through Shares”) by the undersigned subscriber or, if applicable, the disclosed principal on whose behalf the undersigned is purchasing as agent (the “Subscriber” for the purposes of this Exhibit 1), the Subscriber hereby represents, warrants, covenants and certifies to the Corporation, OQSI and the Underwriters that:
1.
The Subscriber is resident in one of the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba or Ontario or is otherwise subject to applicable securities laws of one of the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba or Ontario;

2.
The Subscriber is purchasing the Flow-Through Shares as principal (NOTE: For this purpose, a trust company or trust corporation described in paragraph (p) in Appendix “A” to this Representation Letter (other than a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered or authorized under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction of Canada) and a person described in paragraph (q) in Appendix “A” to this Representation Letter is deemed to be purchasing as principal);

3.
The Subscriber is (and will be at the Closing Time) an “accredited investor” within the meaning of National Instrument 45-106 entitled “Prospectus and Registration Exemptions” by virtue of satisfying the indicated criterion as set out in Appendix “A” to this Representation Letter; and

4.	Upon execution of this Exhibit 1 by or on behalf of the Subscriber, this Exhibit 1 shall be incorporated into and form a part of the Subscription Agreement to which this Exhibit is attached.

Dated:	, 2007

Print name of Subscriber, or person signing as agent on behalf of Subscriber

By:

Signature

Print name of Signatory (if different from Subscriber or agent, as applicable)

Title
* If the Subscriber is a fully managed account, please complete in the following format: “Account  _____  by [insert name of adviser, trust company or trust corporation]”
** PLEASE INITIAL THE APPLICABLE PROVISION IN APPENDIX “A” ON THE FOLLOWING PAGES **

CANADA — AB, BC, MB, ON, SK
APPENDIX “A”
TO EXHIBIT 1
NOTE: THE INVESTOR MUST INITIAL BESIDE THE APPLICABLE PORTION OF THE DEFINITION BELOW.
Accredited Investor - (defined in National Instrument 45-106) means:

(a)	a Canadian financial institution, or a Schedule III bank; or

(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada); or

(c)	a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary; or

(d)	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador); or

(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d); or

(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada; or

(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comite de gestion de la taxe scolaire de l’ile de Montreal or an intermuncipal management board in Quebec; or

(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government; or

(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada; or

(j)	an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000; or

**Note: if individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under (t) below, which must be initialed.

(k)	an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year; or

**Note: if individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under (t) below, which must be initialed.

(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000; or

**Note: if individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under (t) below, which must be initialed.

-2-	CANADA — AB, BC, MB, ON, SK

(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements; or

(n)	an investment fund that distributes or has distributed its securities only to:

(i) a person that is or was an accredited investor at the time of the distribution,

(ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], and 2.19 [Additional investment in investment funds], or

(iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment]; or

(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt; or

(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be; or

(q)	a person acting on behalf of a fully managed account managed by that person, if that person:

(i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii) in Ontario, is purchasing a security that is not a security of an investment fund; or

(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded; or

(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function; or

(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Quebec, the regulator as:

(i) an accredited investor, or

(ii) an exempt purchaser in Alberta or British Columbia after National Instrument 45-106 came into force.

-3-	CANADA — AB, BC, MB, ON, SK
For the purposes hereof:
an issuer is an “affiliate” of another issuer if
(a)	one of them is the subsidiary of the other, or

(b)	each of them is controlled by the same person;
“bank” means a bank named in Schedule I or II of the Bank Act (Canada);
“beneficial ownership” of securities by a person has the meaning given thereto under securities laws of the applicable province of Canada;
“Canadian financial institution” means
(a)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or
(b)
a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction in Canada;

a person (first person) is considered to “control” another person (second person) if
(a)
the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,

(b)	the second person is a partnership, other than a limited partnership, and first person holds more than 50% of the interests of the partnership, or
(c)	the second person is a limited partnership and the general partner of the limited partnership is the first person;
“consultant” means, for an issuer, a person, other than an employee, executive officer, or director of the issuer or of a related entity of the issuer, that:
(a)	is engaged to provide services to the issuer or a related entity of the issuer, other than services provided in relation to a distribution,
(b)	provides the services under a written contract with the issuer or a related entity of the issuer, and
(c)	spends or will spend a significant amount of time and attention on the affairs and business of the issuer or a related entity of the issuer and includes, for an individual consultant, a corporation of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner;
“director” means
(a)	a member of the board of directors of a company or an individual who performs similar functions for a company, and
(b)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

-4-	CANADA — AB, BC, MB, ON, SK
“executive officer” means, for an issuer, an individual who is
(a)	a chair, vice-chair or president,
(b)	a vice-president in charge of a principal business unit, division or function including sales, finance or production,
(c)	an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or
(d)	performing a policy-making function in respect of the issuer;
“financial assets” means
(a)	cash,
(b)	securities, or
(c)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;
“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;
“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;
“investment fund” means a mutual fund or non-redeemable investment fund, and, for greater certainty, in British Columbia includes an employee venture capital corporation that does not have a restricted constitution , and is registered under Part 2 of the Employee Investment Act (British Columbia), R.S.B.C. 1996 c. 112, and whose business objective is making multiple investments and a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act (British Columbia), R.S.B.C. 1996 c.429 whose business objective is making multiple investments;
“jurisdiction” means a province or territory of Canada except when used in the term “foreign jurisdiction”;
“individual” means a natural person, but does not include
(a)	a partnership, unincorporated association, unincorporated syndicate, unincorporated organization or a trust, or
(b)	a natural person in the person’s capacity as trustee, executor, administrator or other legal representative;
“mutual fund” includes an issuer of securities that entitles the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer of the securities, and, for the purposes of British Columbia securities law, also includes
(a)	an issuer described in an order that the British Columbia Securities Commission may make pursuant to section 3.2 of the Securities Act (British Columbia); and
(b)	an issuer that is in a class of prescribed issuers,
but does not include an issuer, or a class of issuers, described in an order that the British Columbia Securities Commission may make under section 3.1 of the Securities Act (British Columbia);

-5-	CANADA — AB, BC, MB, ON, SK
“non-redeemable investment fund” means an issuer,
(a)	whose primary purpose is to invest money provided by its securityholders,
(b)	that does not invest,
(A)	for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a nonredeemable investment fund, or
(B)	for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and
(c)	that is not a mutual fund;
“permitted assign” means, for a person that is an employee, executive officer, director or consultant of an issuer or of a related entity of the issuer:
(a)	a trustee, custodian or administrator acting on behalf of, or for the benefit of the person,
(b)	a holding entity of the person,
(c)	an RRSP or RRIF of the person,
(d)	a spouse of the person,
(e)	a trustee, custodian, or administrator acting on behalf of, or for the benefit of the spouse of the person,
(f)	a holding entity of the spouse of the person, or
(g)	an RRSP or a RRIF of the spouse of the person.
“person” includes
(a)	an individual,
(b)	a corporation,
(c)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and
(d)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;
“regulator” means, for the local jurisdiction, the Executive Director or Director as defined under securities legislation of the local jurisdiction;
“related entity” means, for an issuer, a person that controls or is controlled by the issuer or that is controlled by the same person that controls the issuer;
“related liabilities” means:
(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or
(b)	liabilities that are secured by financial assets;
“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);
“securities legislation” means the securities act, regulations, rules, blanket rulings and orders of the applicable province of Canada;
“securities regulatory authority” means the securities commission or similar authority of the applicable province of Canada;

-6-	CANADA — AB, BC, MB, ON, SK
“spouse” means an individual who,
(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,
(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or
(c)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);
“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary; and
“voting security” means any security which:
(a)	is not a debt security; and
(b)	carries a voting right either under all circumstances or under some contingency that has occurred and is continuing.